Exhibit 3.2

By-Laws

OF

MERCK & CO., INC.

___________

Effective as of February 25, 2014

By-Laws
OF
Merck & Co., Inc.
___________
A R T I C L E I.
STOCKHOLDERS.
SECTION 1.    Annual Meeting. A meeting of the stockholders of Merck & Co., Inc. (hereinafter referred to as the “Company”) shall be held at such places as may from time to time be designated by the Board of Directors and stated in the notice of the meeting for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting.
SECTION 2.    Special Meetings.
(a)    General. Special meetings of the stockholders for any purpose or purposes may be called by a majority of the entire Board. Only such business as is specified in the Company's notice of any special meeting of stockholders shall come before such meeting. A special meeting shall be held at such place, on such date and at such time as shall be fixed by the Board.
(b)    Stockholder Requested Special Meetings. Subject to the provisions of this Section 2(b), a special meeting of stockholders shall be called by a majority of the entire Board following receipt by the Secretary of the Company of a written request for a special meeting (a "Special Meeting Request") from holders of record of at least 15% of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company, voting as a single class (the "Requisite Holders"), if such Special Meeting Request complies with the requirements of this Section 2(b) and all other applicable sections of these By-Laws. The Board shall determine whether all requirements set forth in these By-Laws have been satisfied and such determination shall be binding on the Company and its stockholders. If a Special Meeting Request is made that complies with this Section 2(b) and all other applicable sections of these By-Laws, the Board may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a "Similar Item") for stockholder approval at any other meeting of stockholders that is held within 90 days after the Company receives such Special Meeting Request.
A Special Meeting Request must be delivered to the Secretary of the Company at the principal executive offices of the Company. A Special Meeting Request shall only be valid if it is signed and dated by each of the stockholders that is one of the Requisite Holders and include: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting; (ii) the text of any proposed amendment to the By-Laws to be considered at the special meeting; (iii) the name and address of each stockholder of record signing such request, the date of each such stockholder's signature and the name and address of any beneficial owner on whose behalf such request is made; (iv) the class or series and number of shares of the Company that are owned of record or beneficially by each such stockholder and any such beneficial owner and documentary evidence of such record or beneficial ownership; (v) any material interest of each stockholder or any such beneficial owner in any of the business proposed to be conducted at the special meeting and a description of all arrangements or understandings between any such stockholder and/or beneficial owner and any other person or persons (naming such person or persons) with respect to the business proposed to be conducted; (vi) a representation that one or more of the stockholders submitting the Special Meeting Request intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (vii) if any stockholder submitting such request intends to solicit proxies with respect to the stockholders' proposal(s) or business to be presented at the special meeting, a representation to that effect; (viii) all information relating to each stockholder signing the Special Meeting Request that must be disclosed in solicitations for proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (ix) if the purpose of the special meeting includes the election of one or more directors, all the information such stockholder or stockholders would be required to include in a notice delivered to the Company pursuant to Section 2 of Article II of these By-Laws.
In addition, a Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (ii) the Special Meeting Request is received by the Company during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iii) a Similar Item was presented at any meeting of stockholders held within 30 days prior to receipt by the Company of such Special Meeting Request (and, for purposes of this clause (iii), the election of directors shall be deemed a "Similar Item" with respect to all items of business involving the election or removal of directors); (iv) a Similar Item is included in the Company's notice as an item of business to be brought before a stockholder meeting that has been called but not yet held; or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, or other applicable law.
Stockholders may revoke a Special Meeting Request by written revocation delivered to the Company at any time prior to the special meeting; provided, however, the Board shall have the discretion to determine whether or not to proceed with the special meeting.
If none of the stockholders who submitted the Special Meeting Request for a special meeting of stockholders appears or sends a qualified representative to present the proposal(s) or business submitted by the stockholders for consideration at the special meeting, the Company need not present such proposal(s) or business for a vote at such meeting.
SECTION 3.    Notice of Meetings; Waiver of Notice. At least ten days’ written or printed notice of the time and place of every meeting of the stockholders shall be mailed, delivered personally, or given in any other manner permissible under the New Jersey Business Corporation

Act to each stockholder of record entitled to vote at such meeting at such holder’s last address appearing on the books of the Company which notice shall state in general terms the object of the meeting. By unanimous written waiver of notice of the meeting signed by or on behalf of all stockholders entitled to vote at such meeting, any meeting of the stockholders may be held without notice.
SECTION 4.    Quorum. Except as otherwise provided in the Restated Certificate of Incorporation of the Company, the holders of a majority in interest of all the stock of the Company, entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders; but, if there be less than a quorum represented at any such meeting, a majority in interest so represented may adjourn the meeting from time to time.
SECTION 5.    Voting and Inspectors. At all meetings of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy, and each holder of shares of Common Stock shall have one vote for every such share standing in such holder’s name on the books of the Company.
Prior to such meetings the Board of Directors shall appoint one or more Inspectors of Election, who shall first subscribe an oath to execute faithfully the duties of Inspector at such meeting with strict impartiality and according to the best of their ability, and who shall take charge of the polls, and after the balloting, shall make a certificate of the result of the vote taken; but no candidate for the office of Director shall be appointed as such Inspector.
SECTION 6.    Notification of Proposed Business. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, business may be presented for consideration at an annual meeting of the stockholders by the Board of Directors, a Committee appointed by the Board or any stockholder entitled to vote on the business proposed. Any stockholder may present business for consideration by the stockholders at an annual meeting of stockholders only if written notice of such stockholder’s intent to present such business is delivered to the Secretary of the Company at the principal executive offices of the Company not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to present the business at the meeting of the stockholders and a brief description of the business intended to be presented, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote on such business at such meeting and intends to appear in person or by proxy at the meeting to present the business specified in the notice; (c) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) with respect to the business to be presented; and (d) such other information regarding the business to be presented as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such business been presented, or intended to be presented, by the Board of Directors. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, business may only be presented for consideration at a special meeting of the stockholders by the Board of Directors, a Committee appointed by the Board or, at a special meeting called upon the written request of the stockholders pursuant to Section 2 of this Article I, if such business is set forth in such written request. The chairman of any meeting of the stockholders may refuse to acknowledge any business sought to be presented at the meeting of the stockholders other than in compliance with the foregoing procedure. Notwithstanding the foregoing provisions of this Section 6, a stockholder who seeks to have any proposal included in the Company’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Securities Exchange Act of 1934, as amended. The foregoing provisions shall not apply to nominations for the election of directors, which shall be governed by Section 2 of Article II.
A R T I C L E II.
BOARD OF DIRECTORS.
SECTION 1.    Number; Time of Holding Office. The business, property and concerns of the Company shall be managed and controlled by the Board of Directors, and each Director shall serve for the term for which elected or until such time as a successor shall have been duly chosen and shall have qualified.
The number of Directors constituting the Board of Directors shall be the number, not less than 10 nor more than 18, fixed from time to time by a majority vote of the whole Board of Directors, subject to the rights of the holders of any class or series of Preferred Stock then outstanding; provided, no decrease in the number of Directors shall shorten the term of any incumbent Director.
SECTION 2.    Nominations. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or by a Committee appointed by the Board or by any stockholder entitled to vote for the election of Directors. Any stockholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice of such stockholder’s intent to make such nomination is delivered to the Secretary of the Company at the principal executive offices of the Company not less than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice of nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedure.
SECTION 3.    Qualifications. Every Director shall be a holder of at least one share of the stock of the Company and shall cease to be a Director of the Company when no longer such holder. The retirement age of and other restrictions and qualifications for Directors shall be fixed from time to time by majority vote of the whole Board. Notwithstanding the foregoing, the requirements of this Article II, Section 3 shall not apply to Directors nominated and elected pursuant to Section 5(c) of Annex A to the Restated Certificate of Incorporation of the Company.
SECTION 4.    Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, whenever any vacancy shall occur in the Board of Directors by death, resignation or otherwise, it shall be filled by a majority vote of the Directors then in office, though less than a quorum, but any such Director so elected shall hold office only until the next succeeding annual meeting of stockholders or until his or her successor shall have been elected and qualified.
SECTION 5.    Place of Meeting. The Directors may hold their meetings and have offices and keep the books of the Company in such places within or without the State of New Jersey as the Board may from time to time determine.
SECTION 6.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.
The annual meeting for the election of the officers of the Company shall, if practicable, be held immediately after the annual meeting of the stockholders; and no notice thereof need be given.
SECTION 7.    Special Meetings. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, the President, or a quorum of Directors, by oral, electronic, telephonic or written notice, communicated to each Director not less than one day before such meeting.
SECTION 8.    Waiver of Notice of Meeting. Notice of any meeting of the Board of Directors may be waived in writing by any Director either before or after the time of such meeting; and at any meeting at which every Director shall be present, even though without any notice, any business may be transacted.
SECTION 9.    Quorum. A majority of the Board of Directors shall constitute a quorum of the Board for the transaction of business; but, if there be less than a quorum present at any meeting of the Board, the Directors present may adjourn the meeting from time to time.
SECTION 10.    Committees. The Board of Directors may from time to time appoint from among its members committees with such powers and functions as the Board may delegate and specify. The quorum requirements and other rules of procedure for committees of the Board shall be determined by resolution of the Board of Directors.

SECTION 11.    Letters of Attorney. The Board of Directors may authorize the Chairman of the Board or any other officer or officers of the Company to confer all kinds of letters of attorney upon any person, persons or entities, with all the faculties and limitations that the Chairman of the Board or they may deem convenient and also to revoke the same in whole or in part.
A R T I C L E III.
OFFICERS.
SECTION 1.    Officers. The officers of the Company shall be elected by the Board of Directors; there may be a Chairman of the Board, and there shall be a President, a Controller, a Secretary and a Treasurer, and such other officers as the Board of Directors may designate. Divisional officers, who shall not be officers of the Company, may be appointed by the Chairman of the Board to perform such duties as may be assigned from time to time by, or under the authority of, the Chairman of the Board.
The same person, whether an officer of the Company or a divisional officer, may hold more than one office, so far as permitted by law, and exercise and perform the powers and duties thereof.
An officer of the Company or a divisional officer may be removed by the Board at any time, with or without cause.
SECTION 2.    Agents and Employees. The Board of Directors may from time to time appoint agents and employees of the Company and may assign to them such powers and duties as the Board of Directors may from time to time deem proper.
SECTION 3.    Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors; and shall have and possess all such further powers and discharge such further duties as may be assigned from time to time by the Board of Directors. If the Board has not elected a Chairman of the Board these powers shall be held by, and duties shall be discharged by, such person or persons as designated by the Board of Directors.
SECTION 4.    Powers and Duties of the President. The President shall have the powers and duties incident to such office and shall perform such other duties as may be assigned from time to time by the Chairman of the Board.
SECTION 5.    Powers and Duties of the Controller. The Controller shall have the powers and duties incident to the office, and subject to the direction of the Chairman of the Board, shall perform such other duties as may be assigned from time to time by the Board of Directors or under its authority. It shall be the Controller’s duty to report directly to the Board of Directors on matters in which the Controller deems such action necessary.
SECTION 6.    Powers and Duties of the Secretary. The Secretary shall have the powers and duties incident to such office, and subject to the direction of the Chairman of the Board, shall perform such other duties as may be assigned from time to time by the Board of Directors or under its authority.
SECTION 7.    Powers and Duties of the Treasurer. The Treasurer shall have the powers and duties incident to such office, and subject to the direction of the Chairman of the Board, shall perform such other duties as may be assigned from time to time by the Board of Directors or under its authority.
SECTION 8.    Powers and Duties of Other Officers. The other officers shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or under its authority.
SECTION 9.    Bills of Exchange, Checks, Notes, Deeds, Contracts, etc. All bonds, debentures, notes, acceptances or other obligations and all bills of exchange, checks, drafts, and other instruments for the payment of money, all deeds of real estate and all contracts, bills of lading, warehouse receipts, insurance policies and other documents requiring signature or endorsement by or on behalf of the Company, shall be signed or endorsed by such officer or officers, person or persons as are designated (i) by the Board of Directors or (ii) pursuant to authorizations duly adopted by the Board of Directors.
A R T I C L E IV.
CAPITAL STOCK: DIVIDENDS: SEAL.
SECTION 1.    Certificate of Shares. Ownership or proprietary interest in the assets of the Company may be evidenced by certificates of shares in the capital stock of the Company in such form as the Board may from time to time prescribe, or may be uncertificated shares.
To the extent that shares are represented by certificates, such certificates shall be consecutively numbered and shall be issued in consecutive numerical order; and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the stub of each certificate or in some other appropriate record.
No certificate of stock shall be valid unless: (a) signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary or have engraved or printed thereon their facsimile signatures; (b) countersigned by the duly appointed Transfer Agent of the Company’s stock or have engraved or printed thereon its facsimile signature; (c) registered by the duly appointed Registrar of the Company’s stock; and (d) impressed with the Company’s seal or have a facsimile thereof engraved upon such certificate.
All certificates exchanged or surrendered to the Company shall be cancelled by the Secretary or the Transfer Agent, upon the authority of the Secretary, and no new certificate shall be issued until the old certificate for an equal or greater number of shares has been so surrendered and cancelled. The cancelled certificates, or an appropriate microfilm thereof, shall be preserved with the records of the Company for a period of not less than seven years from the date of cancellation thereof.
The Board may make such additional rules and regulations, as it may deem necessary, not inconsistent with these By-Laws, concerning the issue, registration and transfer of certificated or uncertificated shares.
SECTION 2.    Lost or Stolen Certificates. No certificates of shares in the Capital Stock of the Company shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, unless the Board of Directors is, or such Transfer Agent or officer or officers of the Company as may be designated by the Board of Directors are, satisfied as to such loss, destruction or theft, and unless a bond of indemnity against loss or damage on account of such alleged lost, destroyed or stolen certificate has been furnished to the Transfer Agent or the Company. Such bond shall be approved by the Board of Directors, or by such Transfer Agent or officer or officers of the Company as may be designated by the Board of Directors, as to its amount and sufficiency. Proper and sufficient evidence of such loss, destruction or theft shall be produced to the Board or such designated officer or officers if they require the same.
SECTION 3.    Transfer of Shares. Shares in the Capital Stock of the Company shall be transferred on the books of the Company only by the holder thereof, or by such holder’s attorney or lawful successor, upon surrender and cancellation of certificates for a like number of shares if such shares are represented by certificates, with duly executed assignment thereof and power to transfer endorsed thereon or attached thereto in form prescribed by the Company or, if authorized by the Secretary, by the duly appointed Transfer Agent of the Company’s stock and with evidence of the legal sufficiency of such transfer satisfactory to the officers or counsel or, if so authorized by the Secretary, to the Transfer Agent.
SECTION 4.    Closing of Transfer Books and Fixing of Record Date. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of Capital Stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Capital Stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Capital Stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.
SECTION 5.    Dividends, etc. The Board of Directors may, in the exercise of its discretion and in conformity with the provisions of the Restated Certificate of Incorporation of the Company, from time to time determine what, if any, dividends shall be declared and paid to stockholders.

SECTION 6.    Fiscal Year. The fiscal year of the Company shall begin on the 1st day of January and shall end on the 31st day of December.
SECTION 7.    Voting Stocks of Other Corporations. Unless otherwise ordered by the Board of Directors, the Chairman of the Board shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of stockholders of any corporation in which this Company may hold stock and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock. The Chairman of the Board shall have full power and authority to delegate these powers to any other person or persons with the right of redelegation.
SECTION 8.    Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Company, which seal shall be in the charge of the Secretary.
A R T I C L E V.
INDEMNIFICATION OF DIRECTORS AND OTHERS.
SECTION 1.    Directors, Officers and Employees of the Company and its Subsidiaries.
(a)    Subject to the terms and conditions of this Article V, each former, present or future Director, officer or employee of the Company or of any of the Company’s subsidiaries or the respective legal representatives of such individuals (each an “Indemnitee”) shall be indemnified by the Company, to the fullest extent permitted by the laws of the State of New Jersey as they exist as of the date hereof or as they may hereafter be amended, from and against any and all liabilities and expenses in connection with any civil, criminal, administrative, legislative, or arbitrative action, suit or other proceeding (each a “Proceeding”), or any inquiry or investigation that could lead to any such Proceeding or any appeal therein in which he or she is or was involved, or is or was threatened to become involved, by reason of being or having been a corporate agent; provided that in connection with any Proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court; and provided, further, that any indemnification pursuant to this Section 1(a) in connection with the settlement or other similar nonadjudicative disposition of any threatened or pending Proceeding shall only be granted to the extent permitted by law.
(b)    For purposes of this Article V, the terms “corporate agent,” “expenses,” and “liabilities” shall have the meaning set forth in N.J.S.A. 14A:3-5(1).
(c)    Without limiting the rights of Indemnitees under Section 1(a), all expenses of any Indemnitee in connection with any Proceeding referred to in Section 1(a) of this Article V may be paid by the Company, as incurred by the Indemnitee, in advance of the final disposition of such Proceeding as authorized by a majority of the Board of Directors (sitting as a Committee of the Board of Directors) not parties to such Proceeding or, if there are no such members of the Board of Directors, a majority of the members of the Board of Directors, in each case upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified pursuant to the laws of the State of New Jersey as they exist as of the date hereof or as they may hereafter be amended.
SECTION 2.    Directors, Trustees, Officers and Employees of Other Companies. The Board of Directors may, at any regular or special meeting of the Board, by resolution, accord similar indemnification (prospective or retroactive) to any director, trustee, officer or employee of any other company who is serving as such at the request of the Company and any officer, director or employee of any constituent corporation absorbed by the Company in a consolidation or merger, or the legal representative of any such director, trustee, officer or employee.
SECTION 3.    Indemnification and Advancement Not Exclusive. The indemnification and advancement of expenses provided for in this Article V shall not exclude any other rights to which any person contemplated by this Article V may be entitled as a matter of law or which may be lawfully granted. Nothing in this Article V shall limit the Company’s power to pay or reimburse expenses of any director, officer, employee or agent of the Company or any direct or indirect subsidiary of the Company, in connection with such person’s appearance as a witness in a Proceeding, whether or not such person is a party to such Proceeding.
SECTION 4.    Insurance. The Company may purchase and maintain insurance to protect itself and any person against any expenses incurred in any Proceeding and any liabilities asserted against him or her, by reason of his or her being or having been a director, officer, employee or agent of the Company or any of the Company’s direct or indirect subsidiaries, whether or not the Company would have the power to indemnify him or her against such expenses and liabilities under the provisions of this Article V or under the laws of the State of New Jersey as they exist as of the date hereof or as they may hereafter be amended. The Company may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Company, whether or not such insurer does business with other insureds.
SECTION 5.    No Retroactive Repeal or Amendment. No amendment or repeal of this Article V, nor the adoption of any provision of the Certificate of Incorporation or these By-Laws inconsistent with this Article V, shall deprive any corporate agent of any rights under this Article V with respect to any act or omission of such corporate agent occurring prior to such amendment or repeal of this Article V or the adoption of such inconsistent provision.
A R T I C L E VI.

AMENDMENTS TO BY-LAWS.
The Board of Directors shall have power to make, alter and repeal By-Laws of the Company by a vote of a majority of all of the Directors at any regular or special meeting of the Board, provided that, unless every Director shall be present at such meeting, the notice or waiver of notice of such meeting shall have specified or summarized the proposed action. The stockholders may make, alter, and repeal By-Laws of the Company by a vote of a majority of the votes cast at any meeting, provided that the notice or waiver of notice of such meeting shall have specified or summarized the proposed action.